Exhibit 99.1

REVIV3 Procare Company Reports Financial Results for the First Quarter of Fiscal Year 2024

●	Net Sales (revenue) up 44.1% for the quarter ended August 31, 2023, as compared to the prior year period.

●	Gross Profit (as a percentage of Net Sales) was 76.1% as compared to 77.5% in the prior year period.

●	Operating expenses as a percentage of Net Sales was 73.3% compared to 72.8% in the prior year period.

LOS ANGELES, CA, October 13, 2023 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (“Reviv3,” “we,” “us,” “our,” or the “Company”) (OTCQB: RVIV), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for the first quarter ended August 31, 2023 (“Q1”).

“Reviv3 had a strong start to the fiscal year with increased product adoption and customer acquisition through our various sales channels, which resulted in a 44.1% increase in Net Sales as compared to the same period last year,” remarked Monica Diaz Brickell, CFO. “During the quarter and throughout the balance of this fiscal year we are committed to furthering our financial strength through pragmatic revenue growth and a disciplined approach to managing operating costs and expenses,” continued Ms. Brickell.

“Our focus during the first quarter was continued expansion of our global retail presence through the onboarding of new domestic and international vendors and distributors, which we expect to continue in the second quarter and beyond,” added Jeff Toghraie, CEO. “We intend to grow our business to create long-term success for our brands and ultimately drive shareholder value and we are excited about where the business is heading,” concluded Mr. Toghraie.

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	August 31, 2023	May 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,061,723	$4,832,682
Accounts receivable, net	455,886	417,016
Inventory, net	2,069,968	1,311,864
Prepaid expenses and other current assets	485,609	801,360

Total Current Assets	8,073,186	7,362,922

OTHER ASSETS:
Property and equipment, net	199,561	157,463
Intangible assets, net	363,299	382,674
Right of use asset	86,111	101,845
Other assets	12,194	12,195
Goodwill	$2,152,215	2,152,215

Total Other Assets	2,813,380	2,806,392

TOTAL ASSETS	$10,886,566	$10,169,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,077,005	$908,606
Customer deposits	92,817	183,688
Equipment payable, current	1,375	2,200
Contract liabilities, current	909,883	827,106
Notes payable	155,334	172,588
Due to related party	58,980	158,072
Lease Liability, current	68,558	65,824
Income Tax Liability	296,902	230,913
Other current liabilities	768,185	305,664

Total Current Liabilities	3,429,039	2,854,661

LONG TERM LIABILITIES:
Lease liability, long term	18,650	36,752
Contract liabilities, long term	561,359	605,942

Total Long Term Liabilities	580,009	642,694

Total Liabilities	4,009,048	3,497,355

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 250,000,000 and no shares issued and outstanding as of August 31, 2023 and May 31, 2023	25,000	25,000
Common stock, $0.0001 par value: 450,000,000 shares authorized; 117,076,949 shares issued, and outstanding as of August 31, 2023 and May 31, 2023	11,708	11,708
Additional paid-in capital	10,153,350	10,102,243
Accumulated deficit	(3,312,540)	(3,466,992)

Total Stockholders’ Equity	6,877,518	6,671,959

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,886,566	$10,169,314

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	August 31,
	2023	2022
Sales, net	$6,106,269	$4,237,358

Cost of sales	1,458,703	954,704

Gross profit	4,647,566	3,282,654

OPERATING EXPENSES:
Marketing and selling expenses	3,206,841	1,977,976
Compensation and related taxes	279,989	280,688
Professional and consulting expenses	426,775	466,450
General and administrative	560,204	358,139

Total Operating Expenses	4,473,809	3,083,253

INCOME FROM OPERATIONS	173,757	199,401

OTHER INCOME (EXPENSE):
Gain on debt settlement	—	50,500
Other income	9,835	—
Interest income	38,493	1,837
Interest expense and other finance charges	(1,644)	(1,458)

Other Income (Expense), Net	46,684	50,879

INCOME BEFORE PROVISION FOR INCOME TAXES	220,441	250,280

Provision for income taxes	65,989	74,753

NET INCOME	$154,452	$175,527

NET INCOME PER COMMON SHARE:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	117,076,949	102,402,140
Diluted	372,451,949	314,223,880

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended August 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$154,452	$175,527
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	28,237	19,669
Bad debts	52,866	—
Stock based compensation	51,107	97,283
Gain on debt forgiveness	—	(50,500)
Change in operating assets and liabilities:
Accounts receivable	(91,736)	(93,901)
Inventory	(758,104)	432,998
Prepaid expenses and other current assets	315,751	(204,130)
Accounts payable and accrued expenses	168,399	52,247
Other current liabilities	438,006	296,106
Contract liabilities	38,194	82,334

NET CASH PROVIDED BY OPERATING ACTIVITIES	397,172	807,633

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on business acquisition	—	1,066,414
Purchase of property and equipment	(50,960)	(6,400)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(50,960)	1,060,014

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing	(825)	(825)
Repayment of note payable	(17,254)	—
Advances (payments) from a related party	(99,092)	2,732

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(117,171)	1,907

NET INCREASE IN CASH	229,041	1,869,554

CASH - Beginning of period	4,832,682	373,731

CASH - End of period	$5,061,723	$2,243,285
	—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,644	$125
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for asset purchase agreement	$—	$4,007,480
Tangible assets (excluding cash) acquired in business combination	$—	$1,740,729
Intangible assets acquired in business combination	$—	$456,945
Goodwill acquired in business combination	$—	$2,152,215
Liabilities assumed in business combination	$—	$1,408,823

About Reviv3

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “expect,” “intend,” and “committed,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3’s ability to grow net sales as anticipated and perform in accordance with guidance; (ii) our ability to generate sufficient revenue to support Reviv3’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives, including integrating the AXIL® brand; (iv) Reviv3’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of Reviv3’s customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as Asia or the European Union, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Reviv3’s product costs and other costs of doing business, and reduce Reviv3’s earnings; and (vi) the impact of unstable market and general economic conditions on Reviv3’s business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

Reviv3 Investor Relations Team
(888) 638-8883
investors@reviv3.com